Exhibit 10.14

                              CONVERTIBLE NOTE
                              ----------------

$50,000.00                                                         May 16, 2011
                                                          San Diego, California

   FOR VALUE RECEIVED, Monster Offers, a Nevada corporation with offices at
PO Box 1092 Bonsall, CA 92003 (hereinafter referred to as the "Payor" or the "Company"), agrees to pay to the order of Tangiers Investors, LP, a Delaware limited partnership with offices at 402 W Broadway Ste. 400 San Diego, California 92101 (hereinafter referred to as the "Payee" or "Tangiers"), on the Maturity Date set forth in Article "3" of this Convertible Note (the "Note"), unless earlier accelerated in accordance with the terms of this Note, the principal sum of fifty thousand dollars ($50,000) with interest on the aforesaid amount as set forth in Article "2" of this Note.

1.  Funding.

   Upon receipt of the executed original of this Note ("Closing Date"), Tangiers shall wire transfer to the Company pursuant to wire instructions from the Company, fifty thousand dollars ($50,000), less:

   (A)  Any applicable wire transfer fees
   (B) Five hundred dollars ($500) for costs of documenting this loan transaction, and
   (C) $4,000 to be paid as agreed by the parties as a consulting fee to Daniel Covill.

2.  Interest.

   (A) Interest on the unpaid principal balance of this Note shall be calculated commencing upon the Closing Date and shall be at the rate of seven percent (7.0%) per annum with accrued and unpaid interest being payable on the Maturity Date.

   (B) If an Event of Default occurs pursuant to Article "9" of this Note, this Note shall be immediately due and payable and interest shall accrue at the rate of 20%. The Payor acknowledges that it would be extremely difficult or impracticable to determine the Payee's actual damages and costs resulting from a default and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

   (C) It is the intent of the Payee and the Payor in the execution of this Note that the loan evidenced hereby comply with the restrictions of applicable state usury laws. If, for any reason, it should be determined that any usury law is applicable (which the parties do not believe to be the case), the Payor and the Payee stipulate and agree that (i) the interest (or any other consideration pursuant to this Note) pursuant to this Note or in any other instrument evidencing or securing the indebtedness evidenced herein shall be limited to the maximum permitted by such law, (ii) none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by any state laws which are applicable, (iii) the obligation of the Payor shall be reduced to the maximum rate permitted to be charged by any state laws which are applicable, and (iv) the Payee shall not collect monies which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by any such applicable state law. Any sums collected which are in excess of such maximum rate shall be credited to the payment of any other sums due hereunder. If no sums are due hereunder, then such excess shall be returned to the Payor.

3.  Maturity/Prepayment.

   (A) Subject to payment pursuant to Article "2" of this Note, all unpaid principal and any accrued and unpaid interest shall be due and payable on May 7, 2012 (the "Maturity Date").

   (B) This Note may be prepaid only pursuant to the following schedule: within ninety (90) days after the Closing Date, this Note may be prepaid for 150% of the principal amount plus accrued interest. Between ninety one (91) and one hundred and eighty (180) days after the Closing Date, this Note may be prepaid for 175% of the principal amount plus accrued interest. After one hundred and eighty (180) days after the Closing Date until May 7, 2012, this Note may not be prepaid without the prior written consent of the Payee which consent shall be in the Payee's sole and absolute discretion.

4.  Conversion.

   (A) The Payee may elect to convert all or part of the principal of this Convertible Note and any accrued and unpaid interest at any time or times before May 7, 2012. The conversion price shall be seventy five (75%) percent of the lowest trading price during the seven (7) trading days prior to conversion, subject to adjustment pursuant to this Article "4" of this Note (the "Conversion Price"); provided, however, if an Event of Default pursuant to Article "9" of this Note occurs, this Note shall be subject to an interest rate of twenty (20%) percent and the Conversion Price formula shall be reduced to fifty percent (50%) of the lowest trading price during the seven (7) trading days prior to conversion.

   (i.) If the Payee does not provide written notice of its intention to convert some or the entire unpaid principal and any accrued and unpaid interest due, Payor shall pay the amount due on the Maturity Date.

   (ii.) If all or part of this Note is converted pursuant to Paragraph "A" of this Article "4" of this Note, the shares shall be delivered to the Payee within three (3) business days or a reasonable amount of time, based on unforeseen delays out of the control of the Payor,after the date upon which the Payor receives a Conversion Notice (such third (3rd) business day the "Conversion Share Due Date"), in the form attached hereto as Exhibit "A"; provided, however, that a Conversion Notice delivered after 3:00 o'clock P.M. PST on any business day shall be deemed to be delivered on the next following business day. Delivery shall be made electronically via the DWAC/FAST system. If the Company is not approved for DWAC/FAST on the Conversion Share Due Date, a physical certificate representing the shares may be delivered to the Payee in the form attached hereto as Exhibit "A" via overnight express mail. If the Shares are not delivered to Tangiers or its broker within three (3) business days after the receipt of the Conversion Notice, the Company shall pay an additional amount of one thousand dollars ($1,000) per calendar day for each day that delivery of the unrestricted stock certificate is delayed, provided the delay is not the fault of the Payor, such a delay of the transfer agent or clearing house in not delivering the stock to the Payee in a timely manner.; That receipt of the restricted certificate after 3:00 P.M. local time shall be deemed to be receipt on the next following business day. The Company acknowledges that it would be extremely difficult or impracticable to determine Tangiers' actual damages and costs resulting from the delay in making delivery of the Shares and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

   (iii.) If all or part of this Note is converted pursuant to Paragraph "A" of this Article "4" of this Note, all shares delivered to the Payee shall be free-trading if the shares are issued after six (6) months after the date of this Note. If any shares delivered to the Payee are not free-trading, on November 7, 2012, at its own cost, the Company shall cause its counsel to issue an opinion letter to the Company's transfer agent, or its successor (the "Transfer Agent"), that the said shares may be sold or transferred without restriction or limitation in reliance on Rule 144 promulgated under the Securities Act of 1933, as amended, and direct the Transfer Agent to replace such shares with a certificate that does not contain a restrictive legend. After the receipt by the Transfer Agent of the certificate representing such shares from Tangiers (or its broker) requesting the issuance of an unrestricted certificate, the Company shall cooperate fully with the Transfer Agent. If the newly issued unrestricted stock is not delivered to Tangiers or its broker within three (3) business days after the receipt of the restricted shares, the Company shall pay an additional amount of one thousand dollars ($1,000) per calendar day for each day that delivery of the unrestricted stock certificate is delayed, unless the delay is out of the control of the Payor, such as a delay by the transfer agent, clearing house or an unavailable delay by the attorney to write the legal opinion letter; provided, however, that receipt of the restricted certificate after 1:00 P.M. local time shall be deemed to be receipt on the next following business day. The Company acknowledges that it would be extremely difficult or impracticable to determine Tangiers' actual damages and costs resulting from the delay in making delivery of the unrestricted stock certificate and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

   (B) The Payor shall pay any and all stock transfer fees and the cost of any legal opinions needed. No fractions of shares or scrip representing fractions of shares will be issued upon conversion, but the number of shares issued shall be rounded to the nearest whole share, based upon the total number of shares of Common Stock to be issued to the Payee. The date upon which a Conversion Notice is received by the Payor shall be deemed to be the date upon which the Payee has delivered the conversion notice duly executed, to the Payor; provided, however, that a Conversion Notice delivered after 1:00 o'clock P.M. on any business day shall be deemed to be delivered on the next following business day. Upon receipt of the Shares for the full conversion and/or payment of this Note, the Payee shall deliver this Note to the Payor marked "cancelled."

   (C) If, upon Tangiers' request to convert all or part of this Note pursuant to this Article "4" of this Note, the shares are not available by reason of the Payor not having enough authorized and unissued shares to issue the shares to Tangiers, the Payor shall take all necessary action to increase the number of authorized shares of the Company's Common Stock to satisfy Tangiers' request to convert all or part of this Note.

   (D) In order to preserve the conversion rights of the Payee, the conversion rate is subject to adjustment if certain events occur, including, but not limited to, any of the events that are set forth below:

   (i.) The issuance of any previously authorized or newly authorized shares (common or any other securities convertible into common) of the Payor for less than the conversion price per share at the time of conversion pursuant to this Article "4" of this Note;

   (ii.) A recapitalization of the outstanding shares of the Payor which has the effect of changing the percentage of shares which this Note may be converted into in relation to the total number of outstanding shares;

   (iii.)  The payment of any stock dividends;

   (iv.) The distribution to any holders of shares of the Payor's securities, evidences of indebtedness of the Payor or assets (excluding cash dividends paid from retained earnings);

   (v.) The issuance after the date hereof of any stock options, warrants or other rights to acquire shares in the Payor at a price less than the current market value of such shares; and

   (vi.) Any capital reorganization by the Payor, any reclassification or recapitalization of the Payor's capital stock, or any transfer of all or substantially all the assets of the Payor to or consolidation or merger of the Payor with or into any other Person.

   (E) Upon the occurrence of any of the above events (any of such events is hereinafter referred to as a "Dilution Event"), then, in such event, the Payor will immediately take whatever measures are necessary to insure that the percentage interest in the Payor which the Note may be converted into would not be increased or reduced. Any adjustment which is required by this Paragraph "F" of this Article "4" of this Note shall be deemed effective retroactive to the date of the Dilution Event. The provisions of this Paragraph "F" of this Article "4" of this Note shall be applicable to any Dilution Event which occurs at any time after the date of this Note. If any of the Dilution Events occur, the Payor will mail or cause to be mailed a notice pursuant to Paragraph "C" of Article "19," to the Payee of this Note specifying the Dilution Event(s) which has occurred.

   (F) As long as this Note is outstanding and no Event of Default has occurred, neither Tangiers nor its affiliates shall at any time engage in any short sale of, or sell put options or similar instruments with respect to, the Company's stock.

5.  Opinions.

   (A) The Payor shall, at its cost, provide the appropriate opinion letters to be issued by the Payor's counsel to Transfer Agent in compliance with the provisions of Rule 144 promulgated by the Securities and Exchange Commission pursuant to 4(1) of the Securities Act of 1933, as amended, with respect to the transfer or sale of the shares, if such transfer or sale is permissible under Rule 144. If the Payor fails to provide or approve legal opinions within five (5) business days after receipt of notice of said transfer or sale pursuant to this Article "5," the Payor agrees to pay the Payee one thousand dollars ($1,000) per day for each day unless the delay is out of the control of the Payor, such as a delay by the transfer agent, clearing house or an unavailable delay by the attorney to write the legal opinion letter . The Payor acknowledges that it would be extremely difficult or impracticable to determine the Payee's actual damages and costs resulting from the delay in providing opinions or approvals for said sale(s) of securities and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

   (B) Upon execution of this Note, the Payor shall deliver to Payee the Irrevocable Transfer Agent Instructions, in the form attached hereto as Exhibit "B".

6.  Registration.

   (A) If the Payor shall at any time when Payee has not received a stock certificate evidencing the shares without a restrictive legend, seek to register or qualify any of its capital stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall include all of the Payee's shares pursuant to Article "4" of this Note in such registration or qualification at the Payor's expense. The Payor shall keep the registration effective until such time as the Payee has sold its shares.

   (B) All expenses in connection with preparing and filing any registration statement under Paragraph "A" of this Article "6" of this Note (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Payor.

7.  Affirmative Covenants of the Payor.

Unless and until this Note has been fully satisfied by payment or conversion, the Payor shall:

   (A) Increase the number of shares of the Company if the shares are not available by reason of the Payor not having enough authorized and unissued shares to issue the shares to Tangiers upon Payee's request to convert all or part of this Note pursuant to Article "4" of this Note.

   (B) Use the loan proceeds for working capital of the Company, provided, however that the Payor shall not use any portion of the loan proceeds to pay any debts or accrued compensation to the management of the Company.

   (C) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Payor or upon its business income and profits; or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that the Payor shall not be required to pay and discharge any such tax, assessment, charge, levy or claim as long as the validity thereof shall be contested in good faith by the Payor, or where the failure to so pay would not have a material adverse effect on the Payor;

   (D) Promptly notify the Payee of the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or non-governmental body including, but not limited to, any court or arbitrator, against or in any way materially affecting any of the Payor's properties, assets or business;

   (E) Promptly notify the Payee of any material change in the Payor's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects;

   (F) Promptly notify the Payor of any default or any event which, with the passage of time or giving of notice or both, would constitute a default under any agreement to which the Payor is a party or by which the Payor or any of the Payor's properties may be bound;

   (G) At all times reasonably maintain, preserve, protect and keep its property used in the conduct of its business in good repair, working order and condition, normal wear and tear excepted, except where the failure to comply would not have a material adverse effect on the Payor;

   (H) To the extent necessary for the operation of its business, keep adequately insured by reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations, except where the failure to obtain insurance would not have a material adverse effect on the Payor;

   (I) Promptly notify the Payee of any delay in the Payor's performance of any of its obligations to any secured lender and of any assertion of any claims by any secured lender of the Payor;

   (J) Promptly notify the Payee of the occurrence of any Event of Default (as defined in Article "9" of this Note);

   (K) Remain current in its filings pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); (i) continuously remain a reporting company under the Exchange Act; and (ii) file with the SEC in a timely manner all reports, statements and other materials required to be filed by it to remain a reporting company under the Exchange Act;

   (L) The Common Stock of the Payor shall continuously be listed on the Over the Counter Bulletin Board (the "OTCBB") or a stock exchange;

   (M) Continue to be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction and qualified to do business in any jurisdiction where such qualification is required; and

   (N) At all times keep true and correct books, records and accounts. The Payee expressly agrees to maintain any and all material, non-public information provided by the Payor pursuant to this Article 7 of this Note, in confidence within the meaning of Regulation FD promulgated by the U.S. Securities and Exchange Commission and shall not purchase or sell the Payor's common stock on the basis of such information until such information has been publicly disclosed.

8.  Negative Covenants of the Payor.

Unless and until this Note has been paid in full, the Payor shall not:

   (A)  Conduct its business in any manner other than in the ordinary course;

   (B) Make any change in its Certificate of Incorporation or Bylaws which will adversely affect the Payor's ability to perform its obligations hereunder;

   (C) Declare or pay any dividend or make any other payment or distribution to its stockholders, or purchase or redeem any of its securities;

   (D) Sell, liquidate, or otherwise dispose of any of its assets, other than in the ordinary course of business;

   (E) Enter into any agreement or merger, reorganization or consolidation of the Payor with or into another entity or entities, regardless of whether the Payor is the surviving entity;

   (F) Increase the compensation payable or to become payable by the Payor to any officer and/or director or any of the immediate family of any officer and/or director including, but not limited to, the following: any spouse, parent, spouse of a parent, mother-in-law, father-in-law, child, spouse of a child, sibling, spouse of a sibling, grandparent, spouse of a grandparent or any issue of the foregoing; and

   (G) Pay back loans (not including reimbursement of expenses incurred in discharge of employment duties) to officers, directors and affiliates of the Payor (not including obligations originating in acquisitions) and their related parties until all principal and accrued interest has been paid in full satisfaction of this Note.

9.  Events of Default.

The term "Event of Default" as used herein shall mean the occurrence of any one or more of these following events:

   (A) The failure of the Payor to make payment of Principal and/or interest on the Maturity Date;

   (B) The breach by the Payor of any other provisions of this Note other than failure to make payment on the Maturity Date and after the Payee has given the Payor two (2) business days written notice of such default pursuant to Paragraph "(C)" of Article "19" of this Note;

   (C)  The filing by the Payor of a petition in bankruptcy;

   (D) The making of an assignment by the Payor for the benefit of its creditors;

   (E) Consent by the Payor to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

   (F) The filing of a petition in bankruptcy against the Payor with the consent of the Payor;

   (G) The filing of a petition in bankruptcy against the Payor without the consent of the Payor, and the failure to have such petition dismissed within ten (10) days from the date upon which such petition is filed;

   (H) Notwithstanding the ten (10) day provision in Paragraph "(G)" of this Article "9" of this Note, on a petition in bankruptcy filed against Payor, Payor is adjudicated bankrupt prior to the expiration of ten (10) days; and

   (I) The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Payor, a receiver, trustee or custodian for the Payor or for all or substantially all of the property or assets of the Payor.

   (J) Any failure by the Company to deliver the shares due to Tangiers upon conversion of all or a part of this Note pursuant to Article "4" of this Note

10.  Remedies Upon Default.

   (A) Upon the occurrence of an Event of Default and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance which is due pursuant to this Note shall, at the Payee's option, be accelerated and become and be immediately due and payable along with unpaid interest and late fees without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor, except as set forth in Paragraphs "(A)" and "(B)" of this Article "10" of this Note.

   (B) Upon the occurrence of an Event of Default and any time thereafter while such Event of Default is continuing, the Payor shall pay to the Payee an interest rate of 20% and the Conversion Price formula shall be reduced to fifty percent (50%) of the average of the three (3) lowest trading prices during the ten (10) trading days prior to conversion. In addition, the Payor shall pay to Payee an additional amount of five hundred dollars ($500) per calendar day for each day that payment is delayed, provided the delay is not out of the control of the Payor, such as a delay by the transfer agent, clearing house or an unavailable delay by the attorney to write the legal opinion letter. The Payor acknowledges that it would be extremely difficult or impracticable to determine the Payee's actual damages and costs resulting from the delay in making payment on the Maturity Date and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

11.  Non-Exclusive Remedy.

Any remedy that is set forth in this Note is not exclusive of any other remedies provided for herein, in the accompanying documents or that are provided by law.

12.  Liability Upon Default.

The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

13.  Exercise of Remedy Upon Default.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

14.  Collection Costs.

Payor shall pay or otherwise reimburse to Payee all legal fees, costs and expenses incurred by Payee in any manner in connection with this Note, including, but not limited to, any administration, negotiations, disputes, litigation or collection pursuant to the terms and conditions of this Note and agrees to pay interest thereupon at the rate of two percent (2%) per month from the date paid or incurred by Payee until such expenses are actually paid by the Payor. Such obligation shall be binding upon Payor regardless of whether or not any legal action has been commenced or is ever commenced.

15.  Full Recourse.

Anything in this Note to the contrary notwithstanding, the Payor hereunder shall be liable on this Note for the full amount of the principal, interest and all obligations pursuant to this Note.

16.  No Defenses or Set-Off.

Payor acknowledges and agrees that there are, and shall be, no claims, defenses, set-offs, equities, or counterclaims, whether legal or equitable, available to it or any other person or entity affiliated with it or against the enforcement of this Note, including, but not limited to, any such defenses, set-offs, equities, claims, counterclaims, or others legal or equitable defenses or claims including, but not limited to, the statute of limitations, which arise out of this Note, the obligation of the Payor to repay this Note, as the case may be, or in the course of dealings between the Payor and the Payee and any representatives or affiliates thereof, and any such defenses, set-offs, equities, counterclaims or other claims, legal or equitable, available to Payor, or any entity affiliated with Payor, whether known or unknown, arising out of this Note, the administration of this Note are hereby forever waived, released and discharged.

17.  Indemnity.

Payor agrees to indemnify and hold harmless the Payee, its officers, directors, heirs, executors, administrators, personal representatives, successors and assigns, from any and all claims, actions, suits, demands, costs or liability of any kind relating to the making of this Note, the administration of this Note and any business relations and/or other dealings with the Payor and each of them with respect to the subject matter hereof, it being understood and agreed that such indemnification and agreement to hold harmless are a material inducement to the Payee to secure its consent to this Note.

18.  Replacement of Note.

Upon receipt of evidence satisfactory to the Payor of the loss, theft, destruction or mutilation of the Note, and if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Payor, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Payor will issue a new Note, of like tenor and amount and dated the date of issuance of the original Note, in lieu of such lost, stolen, destroyed or mutilated Note.

19.  Miscellaneous.

   (A) Headings. Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

   (B) Enforceability. If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

   (C) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, return receipt requested addressed as follows:

     To the Payee:

     Tangiers Investors, LP
     402 W Broadway Ste. 400
     San Diego, California 92101
     Attn:  Michael Sobeck

     To the Payor:

     Monster Offers
     PO Box 1092
     Bonsall, CA  92003

or in each case to such other address as shall have last been furnished by like notice. If the method of notice set forth in this Paragraph "(C)" of this Article "19" of this Note is impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be.

   (D) Litigation. This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the courts of the State of California in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "(C)" of this Article "19" of this Note. If the Payee commences legal action to interpret or enforce any of the terms of this Note, the Payor shall pay all legal fees in full and costs incurred by the Payee with respect to such action. If the parties dispute any term or condition of this Note, Payor shall pay all legal fees of Payee actually incurred within five (5) business days of receipt of the legal bill of Payee's counsel.

   (E)  Costs.

   (i) The sum of five hundred dollars ($500) will be deducted from the gross proceeds of fifty thousand dollars ($50,000) to pay for the preparation of documentation related to this, and any future transactions.

   (F)  Assignment.  This Note may not be assigned or transferred by the Payor.

   (G) Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has had significant input in the development of this Note and (ii) this Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party who drafted this Note.

   (H) Entire Agreement. This Note and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   (I) Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

   (J) Binding Agreement. This Note shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

   (K) Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

   (L) Modifications. This Note may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by the Payor and the Payee of this Note.

   (M) Exhibits. All Exhibits annexed or attached to this Note are incorporated into this Note by reference thereto and constitute an integral part of this Note.

   (N) Severability. The provisions of this Note shall be deemed separable. Therefore, if any part of this Note is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Note.


   IN WITNESS WHEREOF, Payor has executed this Note as of the 16th day of May, 2011.

                                       Monster Offers

                                       By: /s/ Paul Gain
                                           ----------------------------------
                                           Paul Gain, Chief Executive Officer

Payee has executed this Note solely with respect to Paragraph "G" of Article "4.

Tangiers Investors, LP
By: __________________________
       Name:
      Title:


Enclosures: 2

                                   EXHIBIT A

                             NOTICE OF CONVERSION

To: Monster Offers

Attention: Chief Financial Officer

1. The undersigned hereby elects to convert $________________ principal amount and $__________ of accrued and unpaid interest of that certain convertible promissory Note dated May 7, 2011 in the original principal amount of $50,000.00 at a conversion factor of 75% of the average of the lowest trading prices during the seven (7) trading days prior to conversion of Common Stock of Monster Offers, pursuant to the terms of the said Note. If this is a total conversion or a final partial conversion of said note, then the undersigned herewith tenders the original note, marked paid and satisfied.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_________________________________ (Name)
_________________________________
_________________________________ (Address)

3. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

______________________________
By:  _________________________
Its:  __________________________
Date:__________


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